EXHIBIT 10.25

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT SUCH TRANSFER, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SERIES B CONVERTIBLE PROMISSORY NOTE

$ ____________	Phoenix, Arizona
January __, 2019

FOR VALUE RECEIVED, PowerVerde Inc., a Delaware corporation (the “Company”) promises to pay to the order of ____________________(the “Holder”), at such address as the Holder may designate from time to time, the principal sum of $______________, together with interest at the rate of 10% per annum based on a 365-day year and actual days elapsed in the period for which such interest is payable. Interest shall be payable semi-annually in arrears on June 30, 2019, December 31, 2019, June 30, 2020, December 31, 2020, June 30, 2021, and December 31, 2021. The entire principal balance of this Note, together with all unpaid interest accrued thereon, shall be due and payable on December 31, 2021 (the “Maturity Date”). Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

The principal amount of this Note plus accrued interest may be converted into whole shares of common stock of the Company at a price of $.20 per share through December 31, 2019, $.30 per share from January 1, 2020, through December 31, 2020, and $.40 per share thereafter. In order to convert, the Holder shall deliver to the Company written notice of conversion together with the original Note. No partial conversions shall be permitted. Upon conversion, the Note shall be cancelled.

The Company waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, performance, default or enforcement of this Note. In the event of default hereunder, the Company shall, in addition to other sums due hereunder, pay all costs and reasonable attorneys’ fees incurred in connection with any action to collect this Note at the prelitigation, pretrial, trial and appellate levels.

If not otherwise converted upon expiration of the Note, all outstanding principal and any interest shall be payable in lawful money of the United States of America at the address of the Holder or at such other place as the legal holder may designate from time to time in writing to the Company.

The Company shall be in default and the Holder may, by notice to the Company, declare the entire unpaid principal amount of the Note and all interest accrued and unpaid thereon due and payable, and the same shall be forthwith due and payable, if the Company fails to make a payment due hereunder within 10 days after the due date thereof or if the Company discontinues its business, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as such debts become due, or applies for or consents to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of any substantial part of its property, or commences a case or has an order for relief or liquidation entered against it or has a custodian appointed under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and such case or order is not dismissed or stayed within 60 days.

The Holder may waive any past default hereunder and its consequences. In the case of any such waiver, the Company and the Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Note, and the interest rate hereon shall not be deemed to have increased; but no such waiver shall extend to any subsequent or other default impair any right consequent thereon.

All references to the “Holder” or the “Company” shall apply to their respective heirs, successors, permittees and assigns. Notwithstanding anything herein to the contrary, this Note may not be assigned or transferred by the Company without the prior written consent of the Holder.

This Note is one of a duly authorized series of unsecured convertible promissory notes in a maximum aggregate principal amount of $300,000 (the “Notes”). This Note may be prepaid in whole or in part without premium or penalty.

This Note shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed by its duly authorized officer on the day and year first above written.

POWERVERDE INC.

By:

Name:

Title: